Exhibit 99.1

Reborn Coffee Reports Fiscal Year 2023 Financial Results

FY 2023 Record Revenue Increased 84% to $6.0 Million

FY 2023 Gross Profit Increased 93% to $1.9 Million

Brea, CA – March 28, 2024 -- Reborn Coffee, Inc. (NASDAQ: REBN) (“Reborn”, or the “Company”), a California-based retailer of specialty coffee, has reported its financial and operational results for the fiscal year ended December 31, 2023.

Key Financial and Operational Highlights

●	Revenue increased 109% to $1.8 million in Q4’23 from $0.9 million in Q4’22.

●	Revenue increased 84% to $6.0 million in FY’23 from $3.2 million in FY’22.

●	Ended FY’23 with 14 open locations, with one location in development.

●	Company-operated store sales increased to $5.7 million, or 79%, in the year ended December 31, 2023, compared to the same period in 2022.

●	Company-operated store gross profit was $4.0 million for the year ended December 31, 2023, compared to $2.1 million for the same period in 2022.

Q4 2023 and Subsequent Events

●	Held grand opening of a new flagship store under the newly incorporated Reborn Coffee Malaysia, at the Exchange TRX mall in Kuala Lumpur, Malaysia.

●	Strategic partnership with Sheikh Hamed, the respected owner of Abu Dhabi’s Millennium Hotel, paving the way for Reborn’s dynamic entry into the vibrant UAE market, establishing its first retail location in Abu Dhabi, UAE.

●	Partnered with pet fashion brand Sgt. Puppa to offer pet attire and accessories at pet social café set to open in Pasadena, CA in May 2024.

●	Partnered with TOUS les JOURS, a franchise French-Asian bakery café chain, to bring an exclusive Valentine’s Day coffee blend to TOUS les JOURS’ Cerritos, California flagship location and through ecommerce.

●	Announced a strategic partnership with Hour Loop (NASDAQ: HOUR), a leading online retailer engaged in e-commerce, to offer the Company’s high-quality coffee products on Amazon through the Amazon Marketplace program.

●	Expanded partnership with Hour Loop to offer new Reborn branded Organic Volcanic Tea through the Amazon Marketplace program.

●	Closed a $1.0 million private placement equity investment from accredited investor, allowing Reborn Coffee to continue expanding its footprint both in the U.S. and internationally.

●	Closed a $1.0 million private placement equity investment from Chairman Farooq Arjomand to further enhance product offerings and expand market reach.

●	Converted $1.0 million of outstanding debt held by the Company’s Vice Chairman of the Board of Directors, Dennis Egidi, into common equity.

Management Commentary

“The fourth quarter of 2023 was highlighted by record revenue growth, improving margins, the launch of a flagship store in Kuala Lumpur, and a strengthened balance sheet to continue our global expansion,” said Jay Kim, Chief Executive Officer of Reborn. “Our company-operated record store sales were driven by operational execution across our retail locations, which also drove fourth quarter store margins up 710 basis points to 73.2%. We continued to leverage our ongoing store revenue growth, supported by new products and strategic marketing initiatives, to focus on strategic expansion into new online and geographic channels.

“Internationally, we announced the grand opening of a new flagship store under the newly incorporated Reborn Coffee Malaysia, at the Exchange TRX mall in Kuala Lumpur, Malaysia during the quarter. The Exchange TRX is a 17-acre integrated development set to become one of Asia’s leading lifestyle hubs, including world class shopping and dining, residential homes and office spaces. Our global expansion initiatives and launch into the Southeast Asian market aligns with our brand ethos and are anticipated to significantly augment revenue streams. We also continued to make progress with our partner Sheikh Hamed, the respected owner of Abu Dhabi’s Millennium Hotel, to establish our first retail location in Abu Dhabi, UAE.

“To drive additional customer engagement, we launched several new partner initiatives during the quarter and in early 2024. A strategic partnership with pet fashion brand Sgt. Puppa, a fashion and lifestyle brand for trendy pooches and their families, will add a specially curated selection of pet attire and accessories at the Reborn Pet Social Cafe launching in the second quarter. The enthusiastic response to our Reborn Pet Social Cafe announcement motivated us to elevate this concept with Sgt. Puppa’s exclusive product line, aiming to significantly boost sales.

“A special distribution partnership with TOUS les JOURS, a franchise French-Asian bakery café chain, for an exclusive Valentine’s Day coffee blend gave us the opportunity to introduce Reborn to customers at TOUS les JOURS’ Cerritos, California flagship location. The blend was also available via our website and online ecommerce platform, highlighting our solidified presence in the ecommerce space. We continue to demonstrate remarkable growth and reach through leading online platforms, including Amazon. With an established strategic partnership with Hour Loop and direct sales through our website, we are well positioned to distribute our premium coffee products more efficiently and effectively to customers nationwide.

“Operationally during the quarter, we took the opportunity to strengthen our balance sheet in anticipation of strategic milestones in 2024. Two investments totaling $2.0 million will allow us to continue expanding our footprint in the U.S. and internationally, as well as provide working capital and funds for general corporate purposes. We also exchanged debt for equity with our longstanding Director, reducing our debt by $1.0 million. This conversion strengthens the company’s financial structure and signals to investors and stakeholders the promising future that lies ahead for Reborn.

“Looking ahead into 2024, we are highly focused on our retail expansion strategy, preparing for new company-owned retail locations in Southern California and new flagships in states such as Texas, as well as global locations including South Korea, Austria, and Dubai with our partners. In partnership with a leading online retailer, we are driving e-commerce expansion to a national audience. We continue to seek new partnerships and opportunities that will increase customer engagement and broaden our service portfolio. Taken together, our strong customer demand, new product innovation and effective operational execution across our retail locations will empower us to continue our momentum and build long term shareholder value,” concluded Kim.

Anticipated Milestones

~~●~~	Open 4 flagship Reborn Café locations in the U.S., targeting cities such as San Francisco, San Diego, Houston, and Kansas City.

~~●~~	Open up to 20 company-owned retail locations.

~~●~~	Open up to 20 Franchised locations nationwide.

~~●~~	Open 10+ overseas locations outside the U.S., targeting countries such as South Korea, Malaysia, Dubai, Indonesia, Kazakhstan, India, Thailand, and the UK.

~~●~~	Flagship Store in Daejeon, South Korea: Showcasing the Cutting-Edge 4th Wave Coffee Concept. Home to a State of the Art Roasting R&D Facility for innovation.

~~●~~	Open First Pet Friendly Indoor Café “Reborn N Pet Social in city of Pasadena California.

~~●~~	Joint R&D projects with coffee farms in locations such as Hawaii, Colombia, Ethiopia and Indonesia.

~~●~~	Expand B2B marketing to wholesale clubs and other major outlets and expand ecommerce marketing with online initiatives by launching its own Amazon marketplace.

~~●~~	Launch of Reborn Mobile App services.

●	Launch new Reborn-branded products such red tea bag packs and cold brew cans.

Fourth Quarter and Fiscal Year 2023 Financial Results

Revenues were $1.8 million for the three months ended December 31, 2023, compared to $0.9 million for the comparable period in 2022, representing an increase of 109%. Revenue increased 84% in the year ending December 31, 2023, to $6.0 million, up from $3.2 million for the comparable period in 2022. The increase in sales for the periods was primarily driven by the opening of new locations, and the continued focus on marketing efforts to grow brand recognition.

Company-operated store gross profit was $1.2 million for the three-month period ended December 31, 2023, compared to $0.6 million for the comparable period in 2022. Q4’23 company-operated store gross margins improved to 73.2% compared to 66.1% for the same period in 2022.

Company-operated store gross profit was $4.0 million for the year ended December 31, 2023, compared to $2.1 million for the same period in 2022. Year-over-year company-operated store gross margins improved to 69.2%.

Total operating costs and expenses for the three-month period ended December 31, 2023, were $2.8 million compared to $2.0 million for the comparable period in 2022, representing an increase of 39%. Total operating costs and expenses for the year ended December 31, 2023, were $9.8 million compared to $6.8 million for the comparable period in 2022, representing an increase of 45%.

Net loss for the fourth quarter of 2023 was $1.0 million, compared to a net loss of $1.1 million for the fourth quarter of 2022. Net loss for the year ending December 31, 2023, was $4.0 million, compared to a net loss of $3.6 million for the year ending December 31, 2022.

Net cash used in operating activities for the twelve months ended December 31, 2023, was $2.9 million, compared to $3.3 million for the twelve months ended December 31, 2022.

Cash and cash equivalents totaled $0.7 million as of December 31, 2023, compared to $3.0 million as of December 31, 2022.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-K for the year ended December 31, 2023, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson
Executive Vice President
MZ North America
REBN@mzgroup.us
949-491-8235

Company Contact:

Reborn Coffee, Inc.

ir@reborncoffee.com

Consolidated Balance Sheet

December 31,	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$676,448	$3,019,035
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	47,361	780
Inventories, net	166,281	132,343
Prepaid expense and other current assets	773,949	477,850
Total current assets	1,664,039	3,630,008
Property and equipment, net	2,100,146	1,581,805
Operating lease right-of-use asset	4,227,815	3,010,564
Other assets	1,008,419	235,164

Total assets	$9,000,419	$8,457,541

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$399,346	$87,809
Accrued expenses and current liabilities	598,468	233,053
Loans payable to financial institutions	791,353	44,664
Loan payable to other	300,000	-
Current portion of loan payable, emergency injury disaster loan (EIDL)	30,060	30,060
Current portion of loan payable, payroll protection program (PPP)	45,678	45,678
Current portion of operating lease liabilities	847,990	624,892
Total current liabilities	3,012,895	1,066,156
Loans payable to financial institutions, less current portion	335,147	6,234
Loan payable, emergency injury disaster loan (EIDL), less current portion	469,940	469,940
Loan payable, payroll protection program (PPP), less current portion	51,595	98,697
Operating lease liabilities, less current portion	3,556,999	2,529,985
Total liabilities	7,426,576	4,171,012

Commitments and Contingencies

Stockholders’ equity
Common Stock, $0.0001 par value, 40,000,000 shares authorized; and 14,929,390 and 13,162,723 shares issued and outstanding at December 31, 2023 and 2022, respectively	1,493	1,316
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2023 and 2022	-	-
Additional paid-in capital	17,601,837	16,317,014
Accumulated deficit	(16,029,487)	(12,031,801)
Total stockholders’ equity	1,573,843	4,286,529

Total liabilities and stockholders’ equity	$9,000,419	$8,457,541

Consolidated Statements of Operations

Years Ended December 31,	2023	2022

Net revenues:
Stores	$5,712,630	$3,184,491
Wholesale and online	241,356	56,032
Total net revenues	5,953,986	3,240,523

Operating costs and expenses:
Product, food and drink costs—stores	1,758,494	1,092,573
Cost of sales—wholesale and online	105,714	24,542
General and administrative	7,967,856	5,663,950
Total operating costs and expenses	9,832,064	6,781,065

Loss from operations	(3,878,078)	(3,540,542)

Other income (expense):
Other income (expense)	(6,283)	16,440
Interest expense	(129,480)	(29,195)
Gain on the sale of building	16,955	-
Total other income (expense), net	(118,808)	(12,755)

Loss before income taxes	(3,996,886)	(3,553,297)

Provision for income taxes	800	1,600

Net loss	$(3,997,686)	$(3,554,897)

Loss per share:
Basic and diluted	$(0.30)	$(0.29)

Weighted average number of common shares outstanding:
Basic and diluted	13,230,613	12,173,031

Consolidated Statements of Cash Flows

Years Ended December 31,	2023	2022

Cash flows from operating activities:
Net loss	$(3,997,686)		$(3,554,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	285,000		441,001
Operating lease	271,854		21,065
Depreciation	262,019		210,616
Changes in operating assets and liabilities:
Accounts receivable	(46,581)		(780)
Inventories	(33,938)		(43,466)
Prepaid expense and other current assets	(1,069,354)		(521,176)
Accounts payable	311,537		42,062
Accrued expenses and current liabilities	1,226,193		108,518
Net cash used in operating activities	(2,790,956)		(3,297,058)

Cash flows from investing activities:
Purchases of property and equipment	(1,019,353)		(681,531)
Net cash used in investing activities	(1,019,353)		(681,531)

Cash flows from financing activities:
Proceeds from issuance of common stock	-		7,200,000
Payment for offering costs	-		(997,870)
Proceeds from Line of Credit	1,000,000		685,961
Repayment of Line of Credit	-		(685,961)
Proceeds from loans	514,824		262,215
Repayments of loans	(47,102)		(355,783)
Repayments of equipment loan payable	-		(15,989)
Net cash provided by financing activities	1,467,722		6,092,573

Net (decrease) increase in cash	(2,342,587)		2,113,984

Cash at beginning of period	3,019,035		905,051

Cash at end of period	$676,448		$3,019,035

Supplemental disclosures of non-cash financing activities:
Conversion of credit line to common stock issuances	$1,000,000	$
Issuance of common shares for service	$285,000		$441,000

Supplemental disclosure of cash flow information:
Cash paid during the years for:
Interest	$129,000		$8,500
Income taxes	$800		$1,600
Lease liabilities and assets	$1,240,000		$903,000